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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134 and 333-4136) and the Registration
Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122
and 333-19059) of our report dated August 13, 1997 except as to Note 17, which is as of July 20, 1998, which appears on page 23 of the 1997 Financial Statements of The Seagram Company Ltd., which is included in this Current Report on Form 8-K dated August 4,1998.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
August 4, 1998